Exhibit 4.2

FIAT CHRYSLER FINANCE US INC.,
as Issuer,
FIAT CHRYSLER AUTOMOBILES N.V.,
as Guarantor,
and
THE BANK OF NEW YORK MELLON,
as Trustee
Senior Debt Securities Indenture
Dated as of
,20 .

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section
Section 310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608
		610
Section 311	(a)	613
	(b)	613
Section 312	(a)	701
		702
	(b)	702
	(c)	702
Section 313	(a)	703
	(b)	703
	(c)	703
	(d)	703
Section 314	(a)(4)	101
	(b)	Not Applicable
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
Section 315	(a)	601
	(b)	602
	(c)	601
	(d)	601
	(e)	514
Section 316	(a)	101
	(a)(1)(A)	502
		512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	104
Section 317	(a)(1)	503
	(a)(2) (b)	504 1003
Section 318	(a)	107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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Original Issue Discount Security		4
Outstanding		4
Paying Agent		5
Person		5
Place of Payment		5
Predecessor Security		6
Redemption Date		6
Redemption Price		6
Regular Record Date		6
Responsible Officer		6
Securities		6
Security Register		6
Security Registrar		6
Special Record Date		6
Stated Maturity		6
Subsidiary		6
Taxes		6
Taxing Jurisdiction		7
Trust Indenture Act		7
Trustee		7
US Government Obligation		7

SECTION 102.	Compliance Certificates and Opinions.	7
SECTION 103.	Form of Documents Delivered to Trustee.	7
SECTION 104.	Acts of Holders; Record Dates.	8
SECTION 105.	Notices, Etc., to Trustee, the Company and the Guarantor.	10
SECTION 106.	Notice to Holders; Waiver.	10
SECTION 107.	Conflict with Trust Indenture Act.	11
SECTION 108.	Effect of Headings and Table of Contents.	11
SECTION 109.	Successors and Assigns.	11
SECTION 110.	Separability Clause.	11
SECTION 111.	Benefits of Indenture.	11
SECTION 112.	Governing Law; Waiver of Jury Trial	12
SECTION 113.	Legal Holidays.	12
SECTION 114.	Authorized Agent; Submission to Jurisdiction; Waiver of Immunity.	12

ARTICLE TWO
SECURITY FORMS
SECTION 201.	Forms Generally.	13
SECTION 202.	Form of Face of Security.	13
SECTION 203.	Form of Reverse of Security.	15
SECTION 204.	Securities in Global Form.	19
SECTION 205.	Form of Trustee’s Certificate of Authentication.	19
SECTION 206.	Form of Guarantee.	20

ARTICLE THREE
SECURITIES
SECTION 301.	Amount Unlimited; Issuable in Series.	21

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SECTION 614.	Appointment of Authenticating Agent.	45

ARTICLE SEVEN HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY
SECTION 701.	Company and Guarantor to Furnish Trustee Names and Addresses of Holders.	47
SECTION 702.	Preservation of Information; Communications to Holders.	47
SECTION 703.	Reports by Trustee.	47
SECTION 704.	Reports and Other Information.	48

ARTICLE EIGHT
CONSOLIDATION, AMALGAMATIONS, MERGERS AND SALES
SECTION 801.	Company and Guarantor May Consolidate, Etc., Only on Certain Terms.	48
SECTION 802.	Successor Substituted.	49

ARTICLE NINE
SUPPLEMENTAL INDENTURES
SECTION 901.	Supplemental Indentures Without Consent of Holders.	49
SECTION 902.	Supplemental Indentures With Consent of Holders.	50
SECTION 903.	Execution of Supplemental Indentures.	52
SECTION 904.	Effect of Supplemental Indentures.	52
SECTION 905.	Conformity with Trust Indenture Act.	52
SECTION 906.	Reference in Securities to Supplemental Indentures.	52

ARTICLE TEN
COVENANTS
SECTION 1001.	Payment of Principal, Premium and Interest.	53
SECTION 1002.	Maintenance of Office or Agency by Company.	53
SECTION 1003.	Money for Securities Payments to Be Held in Trust.	53
SECTION 1004.	Statement by Officers as to Default.	54
SECTION 1005.	Existence.	55
SECTION 1006.	Payment of Taxes and Other Claims.	55
SECTION 1007.	Waiver of Certain Covenants.	55
SECTION 1008.	Additional Amounts.	55

ARTICLE ELEVEN
REDEMPTION OF SECURITIES
SECTION 1101.	Applicability of Article.	56
SECTION 1102.	Election to Redeem; Notice to Trustee.	56
SECTION 1103.	Selection by Trustee of Securities to Be Redeemed.	57
SECTION 1104.	Notice of Redemption.	57
SECTION 1105.	Deposit of Redemption Price.	58
SECTION 1106.	Securities Payable on Redemption Date.	58
SECTION 1107.	Securities Redeemed in Part.	59
SECTION 1108.	Securities No Longer Outstanding After Notice to Trustee and Deposit of Money.	59

ARTICLE TWELVE
GUARANTEES
SECTION 1201.	Guarantee.	59
SECTION 1202.	Limitation on Guarantor Liability.	60
SECTION 1203.	Execution and Delivery of Guarantee.	61

ARTICLE THIRTEEN
SINKING FUNDS

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SECTION 1301.	Applicability of Article.	61
SECTION 1302.	Satisfaction of Sinking Fund Payments with Securities.	61
SECTION 1303.	Redemption of Securities for Sinking Fund.	62

ARTICLE FOURTEEN
DEFEASANCE AND COVENANT DEFEASANCE
SECTION 1401.	Company’s and Guarantor’s Option to Effect Defeasance or Covenant Defeasance.	62
SECTION 1402.	Defeasance and Discharge.	62
SECTION 1403.	Covenant Defeasance	63
SECTION 1404.	Conditions to Defeasance or Covenant Defeasance.	63
SECTION 1405.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.	65
SECTION 1406.	Reinstatement.	66

ARTICLE FIFTEEN
MISCELLANEOUS
SECTION 1501.	Counterparts.	66
SECTION 1502.	Foreign Account Tax Compliance Act (FATCA)	66

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PARTIES
SENIOR DEBT SECURITIES INDENTURE, dated as of ,20 between Fiat Chrysler Finance US Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal address at 1000 Chrysler Drive, Auburn Hills, MI 48326, Fiat Chrysler Automobiles N.V., a public company with limited liability (naamloze vennootschap) incorporated under Dutch law (herein called the “Guarantor”), having its principal address at 25 St. James’s Street, London SW1A 1HA, United Kingdom, and The Bank of New York Mellon, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at 101 Barclay Street, Floor 7W, New York, NY 10286.
RECITALS
The Company and the Guarantor have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company’s senior unsecured debentures, notes or other evidences of indebtedness guaranteed by the Guarantor (herein called the “Securities”) to be issued in one or more series as in this Indenture provided.
All things necessary to make this Indenture a valid agreement of the Company and the Guarantor in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:
ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.    Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    the terms defined in this Article have the meanings assigned to them in this Article One and include the plural as well as the singular;
(2)    all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with the International Financial Reporting Standards;
(4)     “or” is not exclusive;
(5)    “including” or “include” means including or include without limitation;
(6)    unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and
(7)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” means any additional amounts which are required by a Security, under circumstances specified therein, to be paid by the Company or the Guarantor in respect of certain taxes imposed on certain beneficial owners and which are owing to such beneficial owners in order that they receive the amount they would have received if such taxes had not been imposed.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer or exchange.
“Applicable Tax Law” has the meaning specified in Section 1502.
“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.
“Authorized Agent” has the meaning specified in Section 114.
“Authorized Person” has the meaning specified in Section 105.
“Board of Directors” means the board of directors of the Company or the Guarantor, as applicable, or any duly authorized committee of such board.
“Board Resolution” when used with reference to the Company or the Guarantor means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable, to have been duly adopted by its Board of Directors (or a duly authorized committee of board members acting under delegated authority or a duly authorized board member thereof acting under delegated authority) to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day which is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in The City of New York, or, with respect to a Place of Payment, such Place of Payment.
“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Common Shares” means the common shares of the Guarantor, par value €0.01 per share.
“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers of the Company and delivered to the Trustee.
“Corporate Trust Office” means the principal office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 7W, New York, NY 10286, Attn: Corporate Trust Administration, or any other address that the Trustee may designate with respect to itself from time to time by notice to the Company and the Holders, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company and the Holders).
“Covenant Defeasance” has the meaning specified in Section 1403.
“Defaulted Interest” has the meaning specified in Section 307.
“Defeasance” has the meaning specified in Section 1402.
“Defeased Covenant” has the meaning specified in Section 1403.
“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, any Person that is designated to act as Depositary for such Securities as contemplated by Section 301.
“Event of Default” has the meaning specified in Section 501.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Expiration Date” has the meaning specified in Section 104.
“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities).
“Government Securities” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
“Guarantee” means a Guarantee of the Securities pursuant to this Indenture which may be (i) endorsed on, and relate to, the Securities of a particular series authenticated and delivered hereunder or (ii) documented in any other manner permitted by law.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.
“Holder” means a Person in whose name a Security is registered in the Security Register.
“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.
“Interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.
“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
“Investment Company Act” means the U.S. Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.
“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Notice of Default” means a written notice of the kind specified in Section 501(4) or 501(5).
“Officer” means, with respect to any Person, the chairman of the board, the chief executive officer, the chief financial officer, the president, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer, the secretary or any assistant secretary for such Person, authorized to represent such Person in the relevant matter.
“Officer’s Certificate” means a certificate signed on behalf of the Company or the Guarantor, as the case may be, by an Officer of the Company or the Guarantor, as applicable, that meets the requirements set forth in this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel, which may be an employee of or counsel to the Company or the Guarantor, as the case may be.
“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.
“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(1)    Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)    Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company or the Guarantor (if the Company or the Guarantor, as applicable, acts as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
(3)    Securities as to which Defeasance has been effected pursuant to Section 1402; and
(4)    Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause) and (D) Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or of such other obligor.
“Paying Agent” means any Person (which may include the Company, the Guarantor or the Trustee) authorized by the Company or the Guarantor to pay the principal of or any premium or interest on any Securities on behalf of the Company or the Guarantor.
“Person” means any individual, firm, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price”, when used with respect to any Security to be redeemed, means the price (exclusive of any accrued interest) at which it is to be redeemed pursuant to this Indenture.
“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.
“Responsible Officer”, when used with respect to the Trustee, means any vice president, assistant vice president, assistant secretary, any senior associate, any associate, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.
“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.
“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
“Subsidiary” means, with respect to any Person: (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) more than 50% of the outstanding capital stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiary of such Person; and (2) any partnership, joint venture, limited liability company or similar entity of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, or (b) such Person is a controlling general partner or otherwise controls such entity.
“Taxes” has the meaning specified in Section 203.

“Taxing Jurisdiction” means any jurisdiction where the Company or the Guarantor is incorporated or tax resident, as the case may be, or a jurisdiction in which a successor to the Company or the Guarantor is incorporated or tax resident.
“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, including the rules promulgated thereunder, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended and any successor statute thereto.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
“U.S. Government Obligation” has the meaning specified in Section 1404.
SECTION 102.    Compliance Certificates and Opinions.

Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor, as applicable, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an Officer of the Company or the Guarantor or an Opinion of Counsel, if to be given by counsel, and shall in each case comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1003) shall include,
(1)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an Officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or the Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company of the Guarantor, as applicable, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 104.    Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments, or record or both, are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Section 104.
The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof, or may be proved in such other manner as shall be deemed sufficient by the Trustee. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
The ownership of Securities shall be proved by the Security Register.
Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor, in reliance thereon, whether or not notation of such action is made upon such Security.

The Company and the Guarantor may, in the circumstances permitted by the Trust Indenture Act, set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Company and the Guarantor may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company or the Guarantor from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company or the Guarantor, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.
The Trustee may, in the circumstances permitted by the Trust Indenture Act, set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s or the Guarantor’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company or the Guarantor in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.
With respect to any record date set pursuant to this Section 104, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 104, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
SECTION 105.    Notices, Etc., to Trustee, the Company and the Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1)    the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2)    the Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or the Guarantor, as applicable, addressed to it at the address of its principal office specified in the first paragraph of this instrument, or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor, as applicable. The Company, the Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

(3)    if the Company or the Guarantor sends written e-mail notices or communications to the Trustee via any nonsecure method of transmission or communication, including by facsimile or email, in no event shall the Trustee be liable for any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) arising to it from receiving or transmitting any data from the Company, the Guarantor or any person designated in writing by the Company or the Guarantor from time to time to give written instructions, notices or communications on its behalf (an “Authorized Person”), via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email. The Company and the Guarantor accept that some methods of communication are not secure, and the Trustee shall not incur liability for receiving written instructions via any such non-secure method. The Trustee is authorized to comply with and rely upon any such written notice, instruction or other communications believed by it to have been sent by an Authorized Person. The Company and the Guarantor shall use all reasonable endeavors to ensure that written instructions transmitted to the Trustee pursuant to this Indenture are complete and correct. Any written instructions shall be conclusively deemed to be valid instructions from the Company or the Guarantor to the Trustee or for the purposes of this Indenture.

SECTION 106.    Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be deemed to have been duly given (unless otherwise herein expressly provided including redemption notices to holders pursuant to Article Eleven hereof) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail as contemplated herein, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
SECTION 107.    Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or as excluded, as the case may be.
SECTION 108.    Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 109.    Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Guarantor shall bind each of their respective successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this instrument shall bind its successors and assigns.
SECTION 110.    Separability Clause.

In case any provision in this Indenture, in any Guarantee or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 111.    Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.    Governing Law; Waiver of Jury Trial

This Indenture, the Guarantees and the Securities shall be governed by and construed in accordance with the law of the State of New York. EACH OF THE COMPANY, THE GUARANTOR, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 113.    Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security established as contemplated by Section 301 and which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Maturity; provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be to the date of such payment (unless otherwise provided).
SECTION 114.    Authorized Agent; Submission to Jurisdiction; Waiver of Immunity.

(1)    By the execution and delivery of this Indenture the Guarantor (i) acknowledges that it will, by separate written instrument, designate and appoint Fiat Chrysler Finance North America Inc., 1000 Chrysler Drive, Auburn Hills, MI 48326 (the “Authorized Agent”) (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture that may be instituted in any U.S. federal or state court in the State of New York, New York County or brought under U.S. federal or state securities laws, and acknowledge that the Authorized Agent will accept such designation, (ii) submits itself and its property to the non-exclusive jurisdiction of any such court in any such suit or proceeding, (iii) consent that any such proceeding may be brought in any such court and any objection that it may now or hereafter have to the venue of any such proceeding in any such court or that such proceeding was brought in any inconvenient court and agrees not to plead or claim the same, (iv) agrees not to dispute that such service of process upon the Authorized Agent and written notice of said service to the Guarantor in accordance with Section 105 will be in every respect effective service of process upon the Guarantor in any such suit or proceeding and (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(2)    To the extent that the Guarantor may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Indenture, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, from setoff, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the extent permitted by law.

ARTICLE TWO

SECURITY FORMS

SECTION 201.    Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article Two, or in such other form as shall be established from time to time by or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided in the Officer’s Certificate of the Company or established in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indentures supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this instrument, or as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.
Any Guarantee to be endorsed on and to relate to the Securities of any series shall each be in substantially the applicable form set forth in this Article Two, or in such other form as shall be established from time to time by or pursuant to a Board Resolution or determined in a manner provided in the Officer’s Certificate of the Guarantor or established in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indentures supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Guarantees, as evidenced by their execution of the Guarantees. If the form of the Guarantee is to be endorsed on the Securities of any series and such form of Guarantee is established by action taken pursuant to a Board Resolution of the Guarantor, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary, or officer or person serving in a similar capacity, of the applicable Guarantor and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.
The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.
SECTION 202.    Form of Face of Security.

The Securities shall be in substantially the following form:
[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]
FIAT CHRYSLER FINANCE US INC.

No.	$
CUSIP No.

Fiat Chrysler Finance US Inc., a corporation under the laws of the state the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of U.S. dollars on ______________[if this Security is to bear interest prior to Maturity, insert - , and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-annually] on ________ and ________ in each year, commencing __________ and at the Maturity thereof, at the rate of % per annum, until the principal hereof is paid or made available for payment, [if applicable, insert - provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.]
[If the Security is not to bear interest prior to Maturity, insert - The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment.]
Payment of the principal of (and premium, if any) and [if applicable, insert - any such] interest on this Security shall be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that at the option of the Company payment of interest may be made (1) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (2) by wire transfer in immediately available funds at the bank account number maintained within the United States of America as may be designated by the Person entitled thereto, as specified in the Security Register in writing; and provided, further, that if this Security is a Global Security, payment shall be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee or an authentication agent on its behalf referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature by a duly authorized Officer of the Company.
Dated __________

FIAT CHRYSLER FINANCE US INC., as the Company
By:

By:
SECTION 203.    Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of [ ] ___, 2017, (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company, Fiat Chrysler Automobiles N.V., as Guarantor, and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert - [initially] limited in aggregate principal amount to $ __________] [, provided that the Company may, without the consent of any Holder, at any time and from time to time increase the initial principal amount].
[[If applicable, insert - In the event that the Company or the Guarantor becomes obligated to make payments in respect of the Securities, the Company or the Guarantor, as applicable, will make all payments of principal of (and premium, if any, on), interest on (whether on scheduled payment dates or upon acceleration) [if applicable, insert and the Redemption Price, if any, payable in respect of] any Securities, free and clear of, and without deduction or withholding for or on account of, any present or future tax, duty, levy, impost, assessment or governmental charge (including penalties, interest and other liabilities related thereto) (“Taxes”) imposed or levied by or on behalf of the jurisdiction of organization of the Company or the Guarantor, as applicable, or any other jurisdiction in which the Company or Guarantor, as applicable, is engaged in business, organized, resident for tax purposes or generally subject to tax on a net income basis, or any political subdivision thereof or taxing authority therein, unless the Company or Guarantor, as applicable, is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

To the extent that any such Taxes are so levied or imposed, the Company or the Guarantor, as applicable, will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) to a Holder of the Securities in order that every net payment of the principal of and interest on the Securities [if applicable, insert and the Redemption Price, if any,] payable to a beneficial owner in respect of the Securities (including Additional Amounts), after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in the Securities to be then due and payable.
Whenever in this Security or the Indenture there is mentioned, in any context other than the case of Section 502 of the Indenture, the payment of principal (and premium, if any) [if applicable, insert the Redemption Price, if any,] interest or any other amount payable under or with respect to the Securities, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context Additional Amounts are, were or would be payable by the Company or the Guarantor in respect thereof.]]
[If applicable, insert - The Securities of this series are subject to redemption upon not less than 30 days’ nor more than 45 days’ notice, [if applicable, insert - (1) on _____________ in any year commencing with the year __________ and ending with the year __________ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert - on or after ________, 20 ____ ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning _______ of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to ____% of the principal amount, together in the case of any such redemption [(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
[If applicable insert - The Company may redeem the Securities, in whole or in part, at the Company’s option, at any time and from time to time, upon notice as set forth in [insert notice provision], at a Redemption Price equal to the greater of (i) 101% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal, premium and interest (excluding accrued but unpaid interest to the Redemption Date) on the Securities to be redeemed to the Maturity, discounted to the applicable Redemption Date thereof on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus _______ basis points, plus in each case unpaid interest, if any, accrued to, but not including, such Redemption Date.
On and after the Redemption Date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption, unless the Company defaults in the payment of the Redemption

Price and accrued interest. On or before the Redemption Date, the Company shall deposit with a paying agent or the Trustee money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on that date. The Trustee shall not be responsible for calculating the Redemption Price of the Securities.]]
[If applicable, insert - At any time and from time to time, prior to _______, 20___, the Company may redeem the Securities of this series in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities of the series (which includes Additional Securities of this series, if any) originally issued, upon not less than 30 nor more than 60 days’ notice, at a redemption price of ____% of the principal amount of the Securities redeemed, plus accrued and unpaid interest to the redemption date, with the net cash proceeds to the Company from one or more Equity Offerings.]
[If applicable, insert - The sinking fund for this series provides for the redemption on __________ in each year beginning with the year __________ and ending with the year __________ of [if applicable, insert - not less than $__________ (“mandatory sinking fund”) and not more than] $__________ aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert - mandatory] sinking fund payments may be credited against subsequent [if applicable, insert - mandatory] sinking fund payments otherwise required to be made [if applicable, insert - , in the inverse order in which they become due].]
[If the Security is subject to redemption of any kind, insert - In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]
[If applicable, insert - The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.]
[If the Security is not an Original Issue Discount Security, insert - If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]
[If the Security is an Original Issue Discount Security, insert - If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to - insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company or the Guarantor and the rights of the Holders of the Securities of this series under the Indenture at any time by the Company or the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of this series of the Securities at the time Outstanding. The Indenture also contains provisions (i) permitting the Holders of not less than a majority of the aggregate principal amount of this series of the Securities at the time Outstanding, on behalf of the Holders of all Securities of this series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture with respect to such series and (ii) permitting the Holders of a majority in principal amount of this series of the Securities at the time

Outstanding, on behalf of the Holders of the Securities of this series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of at least 25% of the principal amount of this series of Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of this series of the Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
Except for any provisions as to withholding or deduction of Taxes, no reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in denominations of $200,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Guarantor the Trustee and any such agent shall be affected by notice to the contrary.

[If applicable, insert - This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.]
[If applicable, insert - Interest on the principal balance of this Security shall be calculated on the basis of a [365- or 366-day year, as appropriate, for the actual number of days elapsed] [360-day year of twelve 30-day months.]]
THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
SECTION 204.    Securities in Global Form.

If any Security of a series is issuable in global form, such Global Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global Security.
Global Securities may be issued in either temporary or permanent form. Permanent Global Securities will be issued in definitive form.
Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
SECTION 205.    Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:
This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
Dated:

THE BANK OF NEW YORK MELLON,
As Trustee
By:	[ __________________________________ ]
Authorized Signatory

SECTION 206.    Form of Guarantee

(1)    Any Guarantee shall be represented by a Guarantee endorsed on the Securities of the series covered by the applicable Guarantee or by any other means permitted by law.

(2)    If the Guarantee is to be represented by a Guarantee endorsed on and relating to the Securities of a particular series authenticated and delivered hereunder, such Guarantee shall, subject to Section 201, be in substantially the form set forth below:

GUARANTEE

For value received, Fiat Chrysler Automobiles N.V., a public company with limited liability (naamloze vennootschap) incorporated under Dutch law (herein called the “Guarantor” which terms include any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby irrevocably, fully and unconditionally guarantees to the Trustee and to each Holder of this Security, which has been authenticated and delivered by the Trustee or its Authenticating Agent, the due and punctual payment of the principal of (including any amount in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of this Security), on this Security and the due and punctual payment of the sinking fund payments, if any, and all other obligations of the Company to the Holders or the Trustee provided for pursuant to the terms of the Indenture and this Security, when and as the same shall become due and payable, whether at Stated Maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of this Security and of the Indenture. In case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), and any premium or interest (together with any Additional Amounts payable pursuant to the terms of this Security), sinking fund payment, or analogous obligation, the Guarantor agrees duly and punctually to pay the same. The Guarantor hereby agrees that its obligations hereunder shall rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor, shall be as principal and not merely as surety, and shall be absolute and unconditional irrespective of any extension of the time for payment of this Security, any modification of this Security, any invalidity, irregularity or unenforceability of this Security or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Security except by payment in full of the principal of (including any amount payable in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of this Security), thereon. The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or

(ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment. This Guarantee shall not be valid or become obligatory for any purpose with respect to this Security until the certificate of authentication on this Security shall have been signed by the Trustee.

The Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that this Guarantee not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to this Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to the Guarantee.
All terms used in this Guarantee which are not defined herein shall have the meaning assigned to them in the Security upon which this Guarantee is endorsed.

This Guarantee is subject to certain limitations and waivers set forth in the Indenture, as it may be supplemented from time to time.

This Guarantee is governed by and construed in accordance with the laws of the
State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be signed manually or by facsimile by its duly authorized officer or representative and, if required by applicable law, has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

FIAT CHRYSLER AUTOMOBILES N.V.,
As Guarantor
By:	[ _______________________________ ]
Authorized Signatory

ARTICLE THREE

THE SECURITIES

SECTION 301.    Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of the Company and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate of the Company or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,
(1)    any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to

Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(2)    the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(3)    the date or dates on which the principal and any premium of any Securities of the series is payable or the method of determination thereof;

(4)    the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(5)    the rate or rates (which may be fixed or variable), or the method of determination thereof, at which any Securities of the series shall bear interest, if any, including the rate of interest applicable on overdue payments of principal or interest, if different from the rate of interest stated in the title of the Security, the date or dates from which any such interest shall accrue, or the method of determination thereof, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date, if any, for any such interest payable on any Interest Payment Date and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30 day months;

(6)    the place or places where the principal of and any premium and interest on any Securities of the series shall be payable and the manner in which any payment may be made;

(7)    the period or periods within which, the price or prices at which, the currency, currencies, currency unit or composite currency in which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8)    the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which, the currency, currencies, currency unit or composite currency in which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)    if other than denominations of $200,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(10)    if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, the manner in which such amounts shall be determined;

(11)    if other than the currency of the United States of America, the currency, currencies, currency units or composite currency in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for the purposes of making payment in the currency of the United States of America and applying the definition of “Outstanding” in Section 101;

(12)    if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies, currency units or composite currencies other than that or those in which such Securities are stated to be payable, the currency, currency units or composite currencies in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13)    if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or, if applicable, the portion of the principal amount of Securities of the series that is convertible in accordance with the provisions of this Indenture, or the method by which such portion shall be determined;

(14)    if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15)    if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), the manner in which such amounts shall be determined;

(16)    provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(17)    whether and under what circumstances, if any, the Company or the Guarantor will pay Additional Amounts as contemplated by Section 1008 on the Securities of the series to any Holder in respect of any tax, assessment or governmental charge and, if so, whether and under what circumstances, if any, the Company or the Guarantor will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option;

(18)    if applicable, that the Securities of the series, shall be subject to either or both of Defeasance or Covenant Defeasance as provided in Article Thirteen;

(19)    if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any addition to, elimination of or other changes in the circumstances set forth in Clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(20)    any addition to, elimination of or other change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(21)    any addition to, elimination of or other change in the covenants set forth in Article Ten or elsewhere herein which applies to Securities of the series;

(22)    the terms and conditions, if any, pursuant to which the Securities are convertible or exchangeable for Common Shares or other securities;

(23)    any other terms of the series (in compliance with the provisions of this Indenture, including as permitted by Section 901).

All Securities of any one series shall be substantially identical, whether or not Securities of such series have been registered under the Securities Act or any state securities law, except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at one time and, unless otherwise provided or contemplated by this Section 301 with respect to a series of Securities, additional Securities of a series may be issued at the option of the Company, without the consent of any Holder, at any time and from time to time; provided that, if the additional Securities of a series do not trade fungibly with the other Securities of such series, whether due to registration or absence of registration under the Securities Act, the initial interest period or otherwise, the additional Securities shall have a separate CUSIP number. To the extent any terms of a series of Securities established as provided or contemplated by this Section 301 shall be inconsistent with any provisions of this Indenture, such terms shall supersede the inconsistent provisions of this Indenture for all purposes related to such series of Securities.
The Securities of all series shall rank on a parity in right of payment.
If any of the terms of the series or any related Guarantee are established by action taken pursuant to a Board Resolution of the Company or the Guarantor, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable, and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.
SECTION 302.    Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $200,000 and any integral multiple of $1,000 in excess thereof.
SECTION 303.    Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by at least one Officer of the Company and any Guarantee to be endorsed on the Securities of a particular series shall be executed on behalf of the Guarantor by at least one Officer of the Guarantor. The signature of any of these Officers on the Securities may be manual or facsimile.

Securities or Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company or the Guarantor shall bind the Company and the Guarantor, as applicable, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of issuance of such Securities.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company and, if applicable, endorsed with any Guarantees of the Securities of such series, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and an Officer’s Certificate delivered in accordance with Section 102, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If any Security shall be represented by a permanent Global Security, then, for purposes of this Section 303 and Section 304, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary Global Security shall be deemed to be delivered in connection with the original issuance of such beneficial owner’s interest in such permanent Global Security. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating in effect that,
(1)    if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2)    if the terms of such Securities have been established by or pursuant to a Board Resolution, that such terms have been established in conformity with the provisions of this Indenture;

(3)    that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(4)    that such Guarantees have been duly executed and, when the Securities on which they shall have been endorsed shall have been authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and provided that such Opinion of Counsel need not express any opinion on financial assistance or the consequences thereof.
If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, including where the size of an Outstanding series of

Securities is increased as contemplated in Section 301, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
Each Security shall be dated the date of its authentication.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee endorsed thereon on behalf of the Guarantor; if the Guarantee is thereafter attached pursuant to an order of the Guarantor, then after authentication of the corresponding Guarantee, the corresponding Guarantee shall be deemed delivered. The Trustee, in accordance with the Company Order and order of the applicable Guarantor, shall authenticate the Guarantee and deliver such Securities.
SECTION 304.    Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which may have endorsed thereon Guarantees duly executed by the Guarantor, which are printed, lithographed, typewritten, reproduced or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as evidenced by their execution of such Securities.
If temporary Securities of any series are issued, the Company will cause definitive Securities of that series, which may have endorsed thereon a Guarantee duly executed by the Guarantor, to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series, having endorsed thereon a Guarantee duly executed by the Guarantor, upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, which may have endorsed thereon a Guarantee duly executed by the Guarantor, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 305.    Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”, although in no circumstances shall the register be kept in the United Kingdom) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.
Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, which shall have endorsed thereon any Guarantees which were endorsed on the Securities so surrendered.
At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive, and having endorsed thereon any Guarantees which were endorsed on the Securities so surrendered.
All Securities and any Guarantees endorsed thereon issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantor, as applicable, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.
If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) issue, register the transfer of or exchange any Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, of the Security that is not to be repaid.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture, any indenture supplemental hereto, the Securities or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, any indenture supplemental hereto and the Securities, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
The provisions of Clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:
(1)    Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)    Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 301, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Security and the Company does not appoint another institution to act as Depositary within 90 days or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and a Holder of the series of Securities represented by such Global Security requests registered Securities or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3)    Subject to Clause (2) above and to such applicable provisions, if any, as may be specified as contemplated by Section 301, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)    Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(5)    Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

SECTION 306.    Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them, the Guarantor and any of their respective agents harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any series issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantor, respectively, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 307.    Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest or, if no business is conducted by the Trustee at its Corporate Trust Office on such date, at 10:00 a.m., New York City time, on such date.
Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:
(1)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities are payable (except as otherwise established as contemplated by Section 301 in respect of such Securities) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause (1) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)    The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause (2), such manner of payment shall be deemed practicable by the Trustee.

Except as may be provided in this Section 307 or as contemplated in Section 301 with respect to any Securities of a series, the Person to whom interest shall be payable on any Security that first becomes payable on a day that is not an Interest Payment Date shall be the Holder of such Security on the day such interest is paid.
Subject to the foregoing provisions of this Section 307, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 308.    Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any of their respective agents shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantor, the Trustee and any of their respective agents shall be affected by notice to the contrary.
SECTION 309.    Cancellation.

All Securities surrendered for payment, redemption, conversion, registration of transfer or exchange or for credit against any sinking fund payment or analogous obligation shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it in accordance with its customary procedures. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 309, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as reasonably directed by a Company Order in accordance with the Trustee’s customary procedure; provided, however, that the Trustee shall not be required to destroy such cancelled Securities.
SECTION 310.    Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 311.        CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers, and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities. Any such redemption shall not be affected by any defect in or omission of such numbers.
ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.    Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to Securities of any series specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of any Security expressly provided for herein or in the terms of such Security), and the Trustee, upon receipt of Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when
(1)    either

(A)    all Securities of a series theretofore authenticated and delivered (other than (i) Securities of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor and thereafter repaid to the Company or the Guarantor or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or
(B)    all Securities of such series not theretofore delivered to the Trustee for cancellation

(i)have become due and payable, or

(ii)will become due and payable at their Stated Maturity within one year, or

(iii)are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or the Guarantor, as the case may be, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities of a series not theretofore delivered to the Trustee for cancellation (other than Securities of a series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306), for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; and
(2)    the Company or the Guarantor, as the case may be, has paid or caused to be paid all other sums payable hereunder by the Company in respect of such Securities; and

(3)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, with respect to Securities of any series pursuant to this Section 401, the obligations of the Company and the Guarantor to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subClause (B) of Clause (1) of this Section 401 and the obligations of the Trustee under Section 402, in each case with respect to such Securities, shall survive.
SECTION 402.    Application of Trust Money.

All money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the Guarantees and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.
ARTICLE FIVE

REMEDIES

SECTION 501.    Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless otherwise provided in an Officer’s Certificate of the Company or any indenture supplemental hereto creating such series of Securities pursuant to Section 301 of this Indenture:

(1)    default in the payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Security of that series, and continuance of such default for a period of 5 days;

(2)    default in the payment of any interest upon or any Additional Amounts payable in respect of any Security of that series when such interest or Additional Amounts becomes due and payable, and continuance of such default for a period of 30 days;

(3)    default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4)    default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series) or any Guarantee, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of, with respect to any affected series, at least 25% in principal amount of the Outstanding Securities of such affected series a written notice specifying such default or breach and demanding it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or the Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of their property, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(6)    the commencement by the Company or the Guarantor of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of their property, or the making by it of an assignment for the benefit of creditors, or the admission by the Company or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or the Guarantor in furtherance of any such action; or

(7)    a Guarantee of the Securities of that series provided by the Guarantor ceases to be valid and legally binding for any reason or the Guarantor seeks to deny or disaffirm its obligations under such Guarantee;

(8)    any other Event of Default provided with respect to Securities of that series.

SECTION 502.    Acceleration of Maturity; Rescission and Annulment; Waiver of Existing Default.

If any Event of Default (other than of a type specified in Clause (5) or (6) of Section 501 with respect to the Company or the Guarantor occurs and is continuing under this Indenture with respect to the Securities of any series, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of that series then Outstanding may declare the principal, premium, if any, interest and any other monetary obligations on all the then Outstanding Securities of that series to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under Clause (5) or (6) of Section 501, all Outstanding Securities of that series will become due and payable without further action or notice. The Trustee may withhold from the Holders notice of any continuing default, except a default relating to the payment of principal, premium, if any, or interest, if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding notice is in the Holders’ interest.
The Holders of a majority in aggregate principal amount of the then Outstanding Securities of that series by notice to the Trustee may, on behalf of the Holders of all of the Securities of that series, waive any existing default with respect to the Securities of that series and its consequences thereof under this Indenture (except a continuing default in the payment of interest on, premium, if any, or the principal of any Securities of that series held by a non-consenting Holder) and rescind any acceleration with respect to the Securities of that series and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction).
SECTION 503.    Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if
(1)    default is made in the payment of any interest on or Additional Amounts payable in respect of any Security when such interest or Additional Amounts becomes due and payable and such default continues for a period of 30 days, or

(2)    default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof and such default continues for a period of 5 days,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 504.    Trustee May File Proofs of Claim.

In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or any other judicial proceeding relative to the Company, the Guarantor, their respective property or creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may (but shall be under no obligation to unless directed in writing by the Holders), on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
SECTION 505.    Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture, the Securities or any Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or any Guarantee or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
SECTION 506.    Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amounts due the Trustee and any agents appointed by the Company, the Guarantor or the Trustee in connection with the Securities under this Indenture;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest and any Additional Amounts payable on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively, and Additional Amounts, respectively; and
THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whomever may be so lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
SECTION 507.    Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities or any Guarantee, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

1.	such Holder has previously given the Trustee notice that an Event of Default is continuing;

2.	Holders of at least 25% in aggregate principal amount of the then Outstanding Securities of that series have requested the Trustee to pursue the remedy;

3.	Holders of the Securities of that series have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

4.	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

5.	Holders of a majority in aggregate principal amount of the then Outstanding Securities of that series have not given the Trustee a direction inconsistent with such request within such 60-day period;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
SECTION 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 510.    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 511.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 512.    Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of each affected series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that:
(1)    The Trustee may refuse to follow any such direction that conflicts with any rule of law or with this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders of the affected series or would involve the Trustee in personal liability; and

(2)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.    Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of each affected series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:
(1)    in the payment of the principal of or any premium or interest on any Security of such series, or

(2)    in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such affected series.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 514.    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 514 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).
SECTION 515.    Waiver of Usury, Stay or Extension Laws.

Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor (to the extent that each may lawfully do so) hereby each expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SIX

THE TRUSTEE

SECTION 601.    Certain Duties and Responsibilities.

(1)
If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2)	Except during the continuance of an Event of Default:
(i)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(3)	The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraph (2) of this Section 601;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or     omits to take in good faith in accordance with a direction received     by it pursuant to Section 512.

(4)	Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section 601.

(5)
The Trustee shall not be under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Securities unless it receives indemnity and/or security satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(6)
The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or the Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 602.    Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series and written notice of such default is provided to a Responsible Officer of the Trustee, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(6) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 602, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603.    Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1)
The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Guarantor, personally or by agent or attorney at the sole cost of the Company or the Guarantor, as the case may be, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

(2)
Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon

(3)	The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(4)	The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(5)
Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or the Guarantor shall be sufficient if signed by an Officer of the Company or the Guarantor, as the case may be. The Trustee shall not have any duty to inquire as to the performance of the Company’s or the Guarantor’s covenants herein.

(6)
None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(7)
In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(8)
The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and by each agent, custodian and other Person employed to act hereunder.

(9)	The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties.

(10)
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(11)
The Trustee may request that the Company or the Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(12)	The permissive rights of the Trustee enumerated herein shall not be construed as duties.

SECTION 604.    Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities and the Guarantees, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantor, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Guarantees. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.
SECTION 605.    May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company or the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
SECTION 606.    Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
SECTION 607.    Compensation and Reimbursement.

(1)Each of the Company and the Guarantor agrees (i) to pay to the Trustee from time to time such compensation as the Company, the Guarantor and the Trustee shall, from time to time, agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and (iii) to jointly and severally indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense (including, but not limited to, the reasonable compensation and the expenses and disbursements of its agents and counsel, and taxes levied other than taxes (including income, capital, franchise taxes) levied because of a connection between the Trustee and the jurisdiction levying the tax other than a connection arising solely as a result of the Trustee performing its obligations under this Indenture)) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Indenture and the Securities.

(2)To secure the Company’s and the Guarantor’s payment obligations in this Section 607, the Trustee will have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Securities.

(3)The obligations of the Company and the Guarantor under this Section 607 shall survive the payment of the Securities, the satisfaction and discharge of the Indenture and the resignation or removal of the Trustee.

(4)When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

SECTION 608.    Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.
SECTION 609.    Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 609 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.
SECTION 610.    Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.
The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company at least 30 days prior to such resignation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, with written notice of such action delivered to the Trustee and to the Company and the Guarantor 30 days prior to the Trustee’s removal.
If at any time:
(1)    the Trustee shall fail to comply with Section 608 after written request therefor by the Company and the Guarantor or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)    the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company and the Guarantor or by any such Holder, or

(3)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company and the Guarantor by or pursuant to a Board Resolution may remove the Trustee with respect to all Securities or the Securities of any series upon providing 30 days’ written notice to the Trustee, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees with respect thereto.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company and the Guarantor, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company, the Guarantor and the retiring Trustee, the successor

Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company and the Guarantor. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company and the Guarantor or the Holders and accepted appointment in the manner required by Section 611, subject to Section 514, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, or the retiring Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
The Company shall give written notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice of such appointment shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office. Notices of resignation, removal and appointment may be combined into a single notice.
SECTION 611.    Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company, the Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its outstanding fees (including, but not limited to, reasonable attorney’s fees and expenses), execute and deliver an instrument (in form and substance reasonably satisfactory to the parties executing the same) transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto (in form and substance reasonably satisfactory to the parties executing the same) wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on the request of the Company, the Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.
SECTION 612.    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
SECTION 613.    Preferential Collection of Claims Against Company or the Guarantor.

If and when the Trustee shall be or become a creditor of the Company or the Guarantor or any other obligor upon the Securities, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or the Guarantor or any such other obligor.
SECTION 614.    Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer, or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and the Guarantor and shall at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by U.S. federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 614, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.
Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section 614, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee for such series and to the Company and the Guarantor. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company and the Guarantor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.
The Company agrees to pay to each Authenticating Agent from time to time such reasonable compensation for its services under this Section 614 as the Company and the Authenticating Agent shall from time to time agree in writing.
If an appointment with respect to one or more series is made pursuant to this Section 614, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON As Trustee
By:	[Name of Authenticating Agent]
As Authenticating Agent

By:	[ ]
Authorized Signatory

ARTICLE SEVEN

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.    Company and Guarantor to Furnish Trustee Names and Addresses of Holders.

The Company and the Guarantor will furnish or cause to be furnished to the Trustee
(1)    semi-annually, not later than 15 days after each Regular Record Date for Securities of each series at the time Outstanding , a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such Regular Record Date, and

(2)    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company or the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar. For so long as the Trustee acts as Securities Registrar, the Company’s and the Guarantor’s obligation to deliver reports shall conclusively be deemed satisfied.

SECTION 702.    Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Security Registrar, the Company shall furnish to the Trustee at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Company shall otherwise comply with Trust Indenture Act Section 312(a).
The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.
The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that neither the Company, the Guarantor or the Trustee or any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
SECTION 703.    Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted within 60 days after April 15 of each year commencing with the first April 15 after the first date of issuance of Securities.
A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company and the Guarantor. The Company or the Guarantor will notify the Trustee when any Securities are listed on any stock exchange or of any delisting thereof.
SECTION 704.    Reports and Other Information.

The Guarantor shall, if it is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, either (a) file with the Commission or (b) deliver to the Trustee such annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to foreign private issuers subject to such Sections within the time periods prescribed for foreign private issuers. If the Guarantor is not required to file with the Commission information, documents or reports pursuant to either of those sections of the Exchange Act, then it will deliver to the Trustee and file with the Commission such reports, if any, as may be prescribed by the Commission pursuant to the Trust Indenture Act at such time, within 15 days after it files the same with the Commission.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants pursuant to Article 10 (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).
ARTICLE EIGHT

CONSOLIDATION, AMALGAMATIONS, MERGERS AND SALES

SECTION 801.    Company and Guarantor May Consolidate, Etc., Only on Certain Terms.

The Company and the Guarantor are generally permitted to consolidate or amalgamate with or merge into, or convey, transfer or lease all or substantially all of their properties and assets to another Person. However, neither the Company nor the Guarantor shall consolidate or amalgamate with or merge into any other Person, or convey, transfer or lease all or substantially all of its assets to any other Person, unless in each case
(1)    If the Company or Guarantor merges or consolidates out of existence or sells or lease its properties and assets substantially as an entirety, such Person must be organized under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, the United Kingdom, Canada or any province thereof, Japan, Switzerland or any member state of the European Union or any political subdivision thereof;

(2)    such Person shall, by an indenture supplemental hereto, executed and delivered to the Trustee, (i) in the case of the Guarantor, expressly guarantee, or (ii) in the case of the Company, expressly assume, the due and punctual payment of the principal of and any premium and interest on all Securities and the performance or observance of every covenant of this Indenture on the part of the Guarantor or the Company, as the case may be, to be performed or observed;

(3)    immediately after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time or both, would become an Event of Default) with respect to the Securities of any series shall have happened and be continuing, and the Company must not already be in default; and

(4)    the Company provides the Trustee with an Officer’s Certificate and Opinion of Counsel stating that such transaction complies with this Indenture.

This Section 801 shall not restrict any transaction other than a consolidation, amalgamation, merger, conveyance or lease as specified above.
SECTION 802.    Successor Substituted.

Upon any consolidation or amalgamation of the Guarantor or the Company, as the case may be, with, or merger of the Guarantor or the Company, as the case may be, into, any other Person or any conveyance, transfer or lease of the properties and assets of the Guarantor or the Company, as the case may be, substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company or the Guarantor, as applicable, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor or the Company, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Guarantor or the Company, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.        Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company (when authorized by a Board Resolution) or the Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1)    to cure any ambiguity, omission, mistake, defect or inconsistency that does not materially adversely affect the rights of the Holders;

(2)    to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)    to comply with Section 801;

(4)    to provide for the assumption of the Company’s or the Guarantor’s obligations to the Holders;
(5)    to make any change that would provide any additional rights or benefits to the Holders or that , as determined in good faith by the Company and conclusively evidenced by an Officer’s Certificate, does not materially adversely affect the legal rights under this Indenture of any such Holder;

(6)    to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or the Guarantor;

(7)    to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8)    to evidence and provide for a successor to the Company or the Guarantor and the assumption by any such successor of the covenants under this Indenture and the Securities, pursuant to the requirements of Article Eight;

(9)    to conform the text of this Indenture, any Guarantee or the forms or terms such series of Securities issued hereunder to any provision of the “Description of the Notes” section of the relevant offering document of such series to the extent that such provision in such “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, as provided in an Officer’s Certificate;

(10)    to secure the Securities;

(11)    to establish the form or terms of Securities of any series or any associated Guarantees as permitted by Sections 201 and 301;

(12)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611;

(13)    to add to, change or eliminate any of the provisions of this Indenture to such extent as shall be necessary to comply with the rules or regulations on any securities exchange or automated quotation system on which any of the Securities may be listed or traded;

(14)    to eliminate any conflict between the terms hereof and the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this Clause 14 shall not adversely affect the interests of the Holders of Securities of any series in any material respect, as determined in good faith by the Company and conclusively evidenced by an Officer’s Certificate; or

(15)    to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Articles Four and Thirteen; provided that any such action shall not adversely affect the interests of the Holders of such series or any other series of Securities in any material respect, as determined in good faith by the Company and conclusively evidenced by an Officer’s Certificate.

SECTION 902.    Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of any series affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company, when authorized by a Board Resolution, or the Guarantor and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
(1)reduce the principal amount of a series of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)reduce the principal amount of or change the fixed final maturity of any series of Securities or alter or waive the provisions with respect to the redemption of such series of Securities;

(3)reduce the rate of or change the time for payment of interest on any series of Securities;

(4)waive a default in the payment of principal of or premium, if any, or interest on any series of Securities (except a rescission of acceleration of the Securities of such series by the Holders of at least a majority in aggregate principal amount of such series of Securities and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in this Indenture which cannot be amended or modified without the consent of all affected Holders;

(5)make any series of Securities payable in money other than that stated therein;

(6)make any change in the provisions of this Indenture relating to waivers of past defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Securities;

(7)make any change in these amendment and waiver provisions;

(8)release the Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; and

(10)make any change to the ranking of the Securities.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the

Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
SECTION 903.    Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
SECTION 904.    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 905.    Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act.
Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.
All terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings assigned to them.

SECTION 906.    Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARICLE TEN

COVENANTS

SECTION 1001.    Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.
SECTION 1002.    Maintenance of Office or Agency by Company.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 301, the Corporate Trust Office of the Trustee or any Paying Agent shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.
SECTION 1003.    Money for Securities Payments to Be Held in Trust.

If the Company or the Guarantor shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company or the Guarantor (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order, direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
SECTION 1004.    Statement by Officers as to Default.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date hereof, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if any such default shall have occurred, describing all such defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

When any default has occurred and is continuing under this Indenture, the Company shall promptly (which shall be no more than five (5) Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Company proposes to take with respect thereto.
SECTION 1005.    Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not materially disadvantageous to the Holders of Outstanding Securities.
SECTION 1006.    Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property or the income, profits or property of the Company or any of its Subsidiaries, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
SECTION 1007.    Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of a specific series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(21), 901(6) or 901(11) for the benefit of the Holders of such series, in Article Eight, or in Sections 1005 and 1006, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such affected series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
SECTION 1008.        Additional Amounts.

If any Securities of a series provide for the payment of Additional Amounts, the Company or the Guarantor, as applicable, will pay to the Holder of any Security of such series or any coupon appertaining thereto Additional Amounts as may be specified as contemplated by Section 301. Whenever in this Indenture there is mentioned, in any context except in the case of Section 502, the payment of principal (and premium, if any), the Redemption Price, if any, interest or any other amount payable under or with respect to any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established pursuant to Section 301 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms.

Except as otherwise specified as contemplated by Section 301, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company or the Guarantor, as applicable, will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents if such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons subject to withholding for or on account of any tax, assessment or other governmental charge described in the Securities of or within the series unless such withholding arises solely because of a connection between the Trustee and the Taxing Jurisdiction other than a connection arising solely as a result of the Trustee performing its obligations under this Indenture, in which case the remaining sentences of this paragraph shall not apply. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series or related coupons and the Company or the Guarantor, as applicable, will pay to the Trustee or such Paying Agent the Additional Amounts, if any, required by the terms of such Securities. In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Trustee or such Paying Agent shall be entitled (i) to assume that no such withholding or deduction is required with respect to any payment of principal or interest with respect to any Securities of a series or related coupons until it shall have received a certificate advising otherwise and (ii) to make all payments of principal and interest with respect to the Securities of a series or related coupons without withholding or deductions until otherwise advised. The Company and the Guarantor covenants to indemnify the Trustee and any Paying Agent and their respective officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including legal fees and expenses) reasonably incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section 1008 or in reliance on the Company or the Guarantor’s not furnishing such an Officer’s Certificate.
ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.    Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article Eleven.
SECTION 1102.    Election to Redeem; Notice to Trustee.

The election of the Company or the Guarantor to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Company or the Guarantor of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company or the Guarantor, as applicable shall, at least 45 days prior to the Redemption Date fixed by the Company or the Guarantor (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such

Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.
SECTION 1103.    Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, and such redemption shall be effected by lot by the Trustee in compliance with the requirements of the principal national securities exchange and subject to applicable procedures or regulations of the Depositary or by such other method including by lot as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security and provided further that so long as the Securities are represented by one or more Global Securities, such selection shall be made by the Depositary in accordance with its customary procedures. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed (unless such Securities are represented by one or more Global Securities) shall be selected and notice of redemption will be mailed by first-class mail, or otherwise sent in accordance with the Applicable Procedures of the Depository, to each Holder at least 30 but not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.
The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.
The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
SECTION 1104.    Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, , or otherwise sent in accordance with the Applicable Procedures of the Depositary, not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register, with a copy to the Trustee and any Paying Agent.

All notices of redemption shall identify the Securities to be redeemed, including CUSIP number, if any, and shall state:
(1)    the Redemption Date,

(2)    the Redemption Price,

(3)    if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4)    that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)    that interest, if any, accrued to the date fixed for redemption will be paid as specified in said notice,

(6)    the place or places where each such Security is to be surrendered for payment of the Redemption Price and

(7)    that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request given 5 Business Days prior to sending out the notice of redemption, by the Trustee in the name and at the expense of the Company and shall be irrevocable.
SECTION 1105.    Deposit of Redemption Price.

Prior to any Redemption Date and at the latest at 10:00 am New York City time on the Redemption Date, the Company or the Guarantor shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or the Securities of the series provide otherwise) accrued interest on, all the Securities which are to be redeemed on that date.
SECTION 1106.    Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together, if applicable, with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
SECTION 1107.    Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered and any applicable Guarantee endorsed thereon or attached thereto if such Guarantee was endorsed on or attached to the Security redeemed in part. Securities in denominations larger than $200,000 may be redeemed in part, but only in whole multiples of $1,000.
SECTION 1108.    Securities No Longer Outstanding After Notice to Trustee and Deposit of Money.

If the Company or the Guarantor, having given notice to the Trustee as provided in Section 1102, shall have deposited with the Trustee or a Paying Agent, for the benefit of the Holders of any Securities of any series or portions thereof called for redemption in whole or in part cash or other form of payment if permitted by the terms of such Securities (which amount shall be immediately due and payable to the Holders of such Securities or portions thereof), in the amount necessary so to redeem all such Securities or portions thereof on the Redemption Date and provision satisfactory to the Trustee shall have been made for the giving of notice of such redemption, such Securities or portions thereof, shall thereupon, for all purposes of this Indenture, be deemed to be no longer Outstanding, and the Holders thereof shall be entitled to no rights thereunder or hereunder, except the right to receive payment of the Redemption Price, together with interest accrued to the Redemption Date, on or after the Redemption Date of such Securities or portions thereof.
ARTICLE TWELVE

GUARANTEES

SECTION 1201.    Guarantee.

Subject to this Indenture and unless provided otherwise under any Board Resolution, Officer’s Certificate or indenture supplement hereto, the Guarantor hereby irrevocably, fully and unconditionally guarantees to the Trustee and the Holder of any Security issued under this Indenture duly authenticated and delivered by the Trustee or its Authenticating Agent, the due and punctual payment of the principal of (including any amount in respect of original issue discount), premium and interest, if any (together with any Additional Amounts payable pursuant to the terms of any such Security), on any such Security and the due and punctual payment of the sinking fund payments, if any, and all other obligations of the Company to the Holders or the Trustee provided for pursuant to the terms of the Indenture and the Securities, when and as the same shall become due and payable, whether at Stated Maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of any such Security and of the Indenture.

In case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), and any premium or interest (together with any Additional Amounts payable pursuant to the terms of any such Security), sinking fund payment, or analogous obligation, the Guarantor agrees, duly and punctually to pay the same. The Guarantor hereby agrees that its obligations hereunder shall rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor, shall be as principal and not merely as surety, and shall be absolute and unconditional irrespective of any extension of the time for payment of any such Security, any modification of any such Security, any invalidity, irregularity or unenforceability of any such Security or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of any such Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to any such Security or the indebtedness evidenced thereby and all demands whatsoever, and [, except as provided in the second succeeding paragraph], covenants that this Guarantee will not be discharged as to any such Security except by payment in full of the principal of (including any amount payable in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of any such Security) thereon.
If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by any of them to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.
SECTION 1202.    Limitation on Guarantor Liability.

The Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to the Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to the Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.
SECTION 1203.    Execution and Delivery of Guarantee.

To evidence the Guarantee set forth in Section 1201, the Guarantor hereby agrees that the Guarantee substantially in the form included in Section 206 (or as provided by a Board Resolution, Officer’s Certificate or indenture supplemented hereto pursuant to Section 201), unless such language is superseded by a supplemental applicable indenture, shall be endorsed to each Security authenticated and delivered by the Trustee and delivered to the Trustee.
The Guarantor hereby agrees that the Guarantee set forth in Section 1201 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any series of Securities.
If an Officer or member of the Guarantor whose signature is on a Guarantee no longer holds that office at the time the Trustee authenticates the Security entitled to the benefit of such Guarantee, such Guarantee shall be valid nevertheless.
The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of a Guarantee set forth in this Indenture on behalf of the Guarantor.
ARTICLE THIRTEEN

SINKING FUNDS

SECTION 1301.    Applicability of Article.

The provisions of this Article Twelve shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.
The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.
SECTION 1302.    Satisfaction of Sinking Fund Payments with Securities.

The Company or the Guarantor (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
SECTION 1303.    Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 nor more than 45 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.
ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.    Company’s and Guarantor’s Option to Effect Defeasance or Covenant Defeasance.

If applicable to a particular series of Securities, the Company or the Guarantor may elect, at its option at any time, to have Section 1402 or Section 1403 applied to any such series of Securities or any Securities of such series, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such Section 1402 or 1403, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article Thirteen. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.
SECTION 1402.    Defeasance and Discharge.

Upon the Company’s or the Guarantor’s exercise under this Article Fourteen of the option applicable to this Section 1402 and Section 1403 with respect to any series of Securities, the Company and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 1404 hereof, be deemed to have been discharged from its obligations with respect to that series of Securities on the date the conditions set forth below are satisfied (“Defeasance”). For this purpose, Defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of that series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 1405 hereof and the other Sections of this Indenture referred to in Clauses (a) and (b) below, to have satisfied all their other obligations under the Securities of that series and this Indenture (and the Trustee, on demand of and at the expense of the Company or the Guarantor, shall execute proper instruments prepared by the Company acknowledging the same) and to have cured all then existing Events of Default with respect to that series of Securities, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)the rights of Holders of Securities of that series to receive payments in respect of the principal of, premium, if any, and interest on the Securities of that series when such payments are due solely out of the trust created pursuant to this Indenture for those Securities;

(b)the Company’s or the Guarantor’s obligations with respect to any series of Securities concerning issuing temporary Securities, registration of such Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)the rights, powers, trusts, duties and immunities of the Trustee, Security Registrar and Paying Agent and the Company’s or the Guarantor’s obligations in connection therewith; and

(d)this Section 1402.

Subject to compliance with this Article Thirteen, the Company or the Guarantor may exercise its option under this Section 1402 notwithstanding the prior exercise of their option under Section 1403 hereof.
SECTION 1403.    Covenant Defeasance

Upon the Company’s or the Guarantor’s exercise under this Article Thirteen of the option applicable to this Section 1403 with respect to any series of Securities, the Company and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 1404 hereof, be released from their obligations under the covenants with respect to that series of Securities (each, a “Defeased Covenant”, and collectively, the “Defeased Covenants”) contained in Sections 801, 1004 through 1006, inclusive, and any covenants provided pursuant to Sections 301(23), 901(6) and 901(11) hereof with respect to the outstanding Securities on and after the date the conditions set forth in Section 1404 hereof are satisfied (“Covenant Defeasance”), and the Securities of that series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) of Securities of that series in connection with such Defeased Covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of that series, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any Defeased Covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Defeased Covenant or by reason of any reference in any such Defeased Covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a default or an Event of Default under Section 501 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company’s exercise under this Article Thirteen of the option applicable to this Section 1403 hereof with respect to any series of Securities, subject to the satisfaction of the conditions set forth in Section 1404 hereof, Section 501(5) and (6) (with respect to the foregoing section of Article Ten only) hereof shall not constitute an Event of Default.
SECTION 1404.    Conditions to Defeasance or Covenant Defeasance.

In order to exercise either Defeasance or Covenant Defeasance with respect to a series of Securities:

(1)the Company or the Guarantor must irrevocably deposit with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust, for the benefit of the Holders of that series of Securities, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay the principal amount of, premium, if any, and interest due on that series of Securities on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such Securities, and the Company or the Guarantor, as the case may be, must specify whether such Securities are being defeased to maturity or to a particular redemption date;

(2)in the case of Defeasance, the Company or the Guarantor, as the case may be, shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)the Company or the Guarantor, as the case may be, has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
(B)since the issuance of the Securities of that series, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of that series of Securities shall not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;
(3)in the case of Covenant Defeasance, the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel in form reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of that series of Securities shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no default with respect to that series of Securities (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to such other indebtedness, and in each case, the granting of liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument governing indebtedness (other than this Indenture) to which, the Company or the Guarantor is a party or by which the Company or the Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other indebtedness, and, in each case, the granting of liens in connection therewith);

(6)the Company or the Guarantor shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

(7)the Company or the Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Defeasance or the Covenant Defeasance, as the case may be, have been complied with;

(8)such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act); and
(9)such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

SECTION 1405.    Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1405 and Section 1406, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1404 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company or the Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii) above, is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
The Company and the Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company or the Guarantor from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1404 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 1404(1)

above), are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.
SECTION 1406.    Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or Government Securities in accordance with this Article Thirteen with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company and the Guarantor have been discharged or released pursuant to Section 1402 or 1403 shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities held in trust pursuant to Section 1405 with respect to such Securities in accordance with this Article Thirteen; provided, however, that if the Company or the Guarantor makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company and the Guarantor shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.
ARTICLE FIFTEEN

MISCELLANEOUS

SECTION 1501.    Counterparts.

This instrument may be executed in any number of counterparts, which may be delivered by means of facsimile or e-mail (or another electronic means such as a PDF file), each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.
SECTION 1502.    Foreign Account Tax Compliance Act (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time to which a foreign financial institution, issuer, paying agent, holder or other institution is or has agreed to be subject related to this Indenture (“Applicable Tax Law”), the Company agrees (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) in the Company’s possession so that the Trustee can determine whether it has tax related obligations under Applicable Tax Law, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Tax Law. The terms of this section shall survive the termination of this Indenture.
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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

FIAT CHRYSLER FINANCE US INC. as Company
By:
Name:
Title:

FIAT CHRYSLER AUTOMOBILES N.V. as Guarantor
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, Trustee:
By:
Name:
Title: